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                SECOND AMENDMENT TO THE PARTICIPATION AGREEMENT

This Amendment No. 2, effective as of March 6, 2017, amends the Participation Agreement (as previously amended May 1, 2010, the "Agreement") dated the 23rd day of February, 2006, by and among BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY (fka First MetLife Investors Insurance Company, the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule I hereto; OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "Fund"); and OPPENHEIMERFUNDS, INC. (the "Adviser"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, on March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company of NY;

WHEREAS, the parties desire to amend the Agreement to update the address of the Company in Article IX;

WHEREAS, the parties desire to revise the list of Separate Accounts and associated Contracts in Schedule I to reflect name changes resulting from Company's name change and to add the Brighthouse Prime Options contract;

WHEREAS, Company, Fund, and Adviser desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties agrees to amend the agreement as follows:

1. Article IX is amended to read, in relevant part, as follows:

        "If to the Company:

        Brighthouse Life Insurance Company of NY
        One Financial Center, 21st Floor
        Boston, MA 02111
        Attn: The Law Group

2. Schedule I of the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.

                                  FIRST METLIFE INVESTORS INSURANCE
                                  COMPANY (TO BE RENAMED BRIGHTHOUSE
                                  LIFE INSURANCE COMPANY OF NY AS OF
                                  MARCH 6, 2017)
                                 (ON BEHALF OF ITSELF AND EACH SEPARATE ACCOUNT)

                                  By:     /s/ Gregory E. Illson
                                          --------------------------------------
                                  Name:   Gregory E. Illson
                                  Title:  Vice President

                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                  By:     /s/ Brian Peterson
                                          --------------------------------------
                                  Name:   Brian Peterson
                                  Title:  Treasurer

                                  OPPENHEIMERFUNDS, INC.
                                  By:     /s/ Lori Taylor
                                          --------------------------------------
                                  Name:   Lori Taylor
                                  Title:  SVP, OFDI

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                                  SCHEDULE I
                                  ----------

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                        CONTRACTS FUNDED BY SEPARATE
 SEPARATE ACCOUNTS                      ACCOUNT
 -----------------                      -------------------------------------
 Brighthouse Variable Annuity Account B PrimElite IV
                                        Brighthouse Prime Options